UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
April 19, 2006
Date of Report (Date of earliest event reported)
INTERCHANGE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	000-50989 (Commission File Number)	33-0849123 (I.R.S. Employer Identification No.)
One Technology Drive, Building G
Irvine, CA 92618
(Address of principal executive offices)
(949) 784-0800
Registrant’s telephone number
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On April 19, 2006, Stanley B. Crair was appointed as President of Interchange Corporation (the “Company”) and retains the title of Chief Operating Officer.
Mr. Crair, age 50, has been the Chief Operating Officer of the Company since July 6, 2005. From 2003 to April 2005 Mr. Crair was the COO of ZeroDegrees, Inc., an Internet company that provided online social networking services to business professionals, which he co-founded. The company was purchased by IAC/InterActiveCorp in 2004 and Crair remained active in the company until April 2005. From 2001 to 2003, Mr. Crair was the principal of Technology Transformation, a consulting company he founded providing strategic consulting and interim CEO/COO services. From 1999 to 2001, Mr. Crair was president and COO for eVoice, Inc., an integrated IP telephony services company, which was purchased by America Online in 2001.
Item 9.01.Financial Statements and Exhibits

99.1	Press Release dated April 24, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2006	By:	/s/ Douglas S. Norman
Douglas S. Norman
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
99.1	Press Release dated April 24, 2006